                                                           Exhibit 1-A(8)(d)(2)


                                Amendment No. 2

                         TO THE REINSURANCE AGREEMENT
                                    BETWEEN
                THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY
                                       OF
                              SPRINGFIELD, ILLINOIS
                                       and
                       THE FRANKLIN LIFE INSURANCE COMPANY
                                       OF
                              SPRINGFIELD, ILLINOIS


         Except as hereinafter specified, all terms and conditions of the Reinsurance Agreement dated January 1, 1988, amendments and addenda attached thereto shall apply, and this amendment is to be attached to and made part of the aforesaid agreement.

This Amendment is Effective January 1, 1990.

    I.   APPENDIX I

              The original Appendix I is hereby replaced by the attached Appendix I (Second Revision 1-1-90).

  II.    SCHEDULE A

              The original Schedule A is hereby replaced by the attached Schedule A (revised 1-1-90).

 III.    SCHEDULE B

              The original Schedule B is hereby replaced by the attached Schedule B (Second Revision 1-1-90).

  IV.    SCHEDULE D

              The Schedule for Accidental Death Benefit Rates is hereby added to the current Schedule D.

In Witness Whereof, both parties have executed this Amendment No. 2 in duplicate as follows:


                                         AMERICAN FRANKLIN LIFE INSURANCE
                                         COMPANY

                                           BY    ______________________________

                                         TITLE   President

                                         DATE    June 27, 1990

Witness:

    BY  _______________________________

  TITLE   Sr. Vice President, General
          Counsel, and Secretary

  DATE    June 27, 1990


                                         THE FRANKLIN LIFE INSURANCE COMPANY


                                           BY   _______________________________

                                         TITLE   Sr. Vice President - Actuarial

                                         DATE    May 16, 1990

Witness:

    BY  _______________________________

  TITLE   Vice President and Actuary

  DATE    May 16, 1990

                                   APPENDIX I
                            (Second Revision 1-1-90)

              Insurance Subject to Reinsurance under this Agreement


       Policy Form 1701                     Flexible Premium Adjustable
                                               Life Insurance (Charter one)

       Policy Form T1745                    Universal Life

       Policy Form T1735                    (Equibuilder) - Flexible Premium
                                               Variable Universal Life

       Policy Form T0113                    Term Insurance Rider on the
                                               Additional Insured Person

       Policy Form T0105                    Covered Insured Term Rider

       Policy Form T0102                    Other Insured Term Rider

                                   SCHEDULE A

                        Retention Limits of the REINSURED*


                                      Life
                                      ----

    Ages                                                     Standard-Table P
    ----                                                     ----------------

    0-70                                                         $50,000

                             Accidental Death Benefit
                             ------------------------

                                     $50,000



                            Waiver of Premium Disability
                            ----------------------------

                            Retain Entire Disability Risk


         *Not applicable to policies defined in the second paragraph of I. REINSURANCE COVERAGE, Section 5. American Franklin will not retain any of these policies.

                                   SCHEDULE B
                            (Second Revision 1-1-90)

I.       Maximum Amounts which the REINSURED may cede Automatically*


                                           Life
                                           ----

                                                                Substandard
    Ages           Standard                                   Through Table P
    ----           --------                                   ---------------

    0-70         $50,000 on an                                  $50,000 on an
                 individual life                                individual life


                                  Accidental Death Benefits
                                  -------------------------

                                           $200,000

         *This applies to newly underwritten cases only.


II.      Jumbo Limit

             The maximum amount of insurance issued and applied for in all companies on each risk must not exceed $3,000,000 for automatic reinsurance to be offered.

                                   SCHEDULE D

                            Accidental Death Benefits
                            -------------------------

         Based on the classification of the occupational manual of the
REINSURED:

                               Rates Per Thousand
                               ------------------


    Classification                  First Year                     Renewal
    --------------                  ----------                     -------

    Standard                           $ .25                        $ .90
    1-1/2 x Standard                     .40                         1.25
    2 x Standard                         .50                         1.60
    3 x Standard                         .75                         2.35
    5 x Standard                        1.25                         3.80